Marathon Patent Group Announces 2018 Fiscal Year End Financial Results

LAS VEGAS, March 25, 2019 (GLOBE NEWSWIRE) -- Marathon Patent Group, Inc. (NASDAQ:MARA) ("Marathon" or "Company"), today announced its operating results for the twelve months ended December 31, 2018, as published in its Annual Report on Form 10-K filed today with the Securities and Exchange Commission.

Operating Results for the Year Ended December 31, 2018

- Total revenue increased 201% to $1.6 million for the year ended December 31, 2018 compared to $0.5 million for the year ended December 31, 2017.
- Operating loss improved to $12.1 million (inclusive of non-cash expenses) for the year ended December 31, 2018 compared to an operating loss of $14.2 million (inclusive of non-cash expenses) for the year ended December 31, 2017.
- GAAP net loss improved to $(0.60) per basic and diluted share for the year ended December 31, 2018 compared to $(4.80) the year ended December 31, 2017.
- Net cash used in operating activities decreased from $10,808,483 in 2017 to $8,238,571 in 2018, a decrease of $2,569,912. The $8,238,571 cash loss also included a onetime charge of $2,150,000 for the Symantec settlement. Without this settlement, the cash used in operating activities would have been $6,088,571.
- The Company had approximately $2.6 million of cash and cash equivalents as of December 31, 2018.

Merrick Okamoto, Chief Executive Officer, stated, "We're pleased to have shown financial improvement on a year over year basis. Looking forward, our Board of Directors continues to seek potential acquisition opportunities that we deem to offer the best opportunity for appreciation for our shareholders."

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2018. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Forward-Looking Statements

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of words such as "may," "will," "plan," "should," "expect," "anticipate," "estimate," "continue," or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Risk Factors" in the Company's Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

CONTACT INFORMATION

Name: Jason Assad
Phone: 678-570-6791
Email: Jason@marathonpg.com

	December 31, 2018	December 31, 2017
ASSETS		
Current assets:		
Cash and cash equivalents	$ 2,551,171	$ 14,948,529
Accounts receivable - net of allowance for bad debt of $0 and $387,976 for December 31, 2018 and December 31, 2017, respectively	-	6,826
Prepaid expenses and other current assets	464,006	92,855
Total current assets	3,015,177	15,048,210
Other assets:		
Property and equipment, net of accumulated depreciation and impairment charges of $4,338,931 and $134,513 for December 31, 2018 and December 31, 2017, respectively	1,034,575	10,011
Intangible assets, net of accumulated amortization of $65,245 for December 31, 2018	1,144,755	-

Total other assets	2,179,330	10,011
TOTAL ASSETS	**$ 5,194,507**	**$ 15,058,221**
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Accounts payable and accrued expenses	$ 1,235,444	$ 1,961,784
Litigation liability	-	2,150,000
Warrant liability	39,083	1,794,396
Convertible notes payable, net of discount of $2,290,028 for December 31, 2017	999,106	1,763,920
Total current liabilities	2,273,633	7,670,100
Total liabilities	2,273,633	7,670,100
Commitments and Contingencies		
Stockholders' Equity:		
Preferred stock, $0.0001 par value, 50,000,000 shares authorized, 0 and 5,513 issued and outstanding at December 31, 2018 and December 31, 2017, respectively	-	1
Common stock, $0.0001 par value; 200,000,000 shares authorized; 25,519,940 and 12,477,781 issued and outstanding at December 31, 2018 and December 31, 2017, respectively	2,552	1,248
Additional paid-in capital	105,459,482	97,113,723
Accumulated other comprehensive loss	(450,719)	(450,734)
Accumulated deficit	(102,090,441)	(89,276,117)
Total stockholders' equity	2,920,874	7,388,121
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	**$ 5,194,507**	**$ 15,058,221**

	For the year ended December 31,	
	2018	**2017**
Revenues		
Cryptocurrency mining revenue	$ 1,495,402	$ -
Other revenue	66,970	519,622
Total revenues	1,562,372	519,622
Operating costs and expenses		
Cost of revenue	3,351,758	3,470,847
Impairment of mining equipment	2,222,688	-
Compensation and related taxes	1,984,301	4,362,371
Consulting fees	639,094	537,695
Professional fees	1,216,820	2,797,648
General and administrative	1,374,047	831,001
Goodwill impairment	-	228,401
Patent impairment	-	2,475,149
Break-up fee - issuance of shares to GBV	2,850,000	-
Total operating expenses	13,638,708	14,703,112
Operating loss	(12,076,336)	(14,183,490)
Other income (expenses)		
Other income (expenses)	112,471	(3,173,341)
Foreign exchange gain (loss)	28,918	(463,821)
Gain on debt extinguishment	-	2,970,313
Gain on Fortress debt settlement	-	11,940,493
Loss on sale of companies	-	(2,610,783)
Realized loss on sale of digital currencies	(152,485)	-
Change in fair value adjustment of Clouding IP earn out	-	1,482,012
Change in fair value of warrant liability	1,699,522	(21,855,723)
Loss on warrants exchanged for common stock	-	(980,400)
Gain on exchange of warrants to series E	-	305,358
Amortization of debt discount	(2,290,028)	(3,561,109)
Interest income	14,230	2,793
Interest expense	(81,482)	(1,309,823)
Loss before income taxes	(12,745,190)	(31,437,521)
Income tax (expense) benefit	(69,134)	103,952
Net loss attributable to common stockholders	$ (12,814,324)	$ (31,333,569)

Net loss per share, basic and diluted:	$ (0.60)	$ (4.80)
Weighted average shares outstanding, basic and diluted:	21,263,774	6,522,649
Net loss attributable to common stockholders	$ (12,814,324)	$ (31,333,569)
Other comprehensive income:		
Unrealized gain on foreign currency translation	15	609,656
Comprehensive loss attributable to Marathon Patent Group, Inc.	$ (12,814,309)	$ (30,723,913)

	Preferred Stock		**Common Stock**		**Additional Paid-in Capital**	**Accumulated Deficit**	**Accumulated Other Comprehensive Income (Loss)**	**Non-Controlling Interest**	**Total Stockholders' Equity**
	Number	**Amount**	**Number**	**Amount**					
Balance as of December 31, 2016	**195,501**	**$ 20**	**4,638,118**	**$ 463**	**$ 49,879,161**	**$ (57,942,548)**	**$ (1,060,390)**	**$ (163,848)**	**$ (9,287,142)**
Stock-based compensation expense	-	-	775,000	78	1,976,738	-	-	-	1,976,816
Issuance of Series D Preferred Stock	125,688	13	-	-	678,700	-	-	-	678,713
Conversion of Series B Preferred Stock	(195,500)	(20)	195,500	20	-	-	-	-	-
Conversion of Series D Preferred Stock	(125,688)	(13)	628,438	63	107,224	-	-	-	107,274
Warrants converted to Series E preferred stock	5,512	1	-	-	21,525,410	-	-	-	21,525,411
Common stock issued for note conversion	-	-	1,807,565	181	1,445,871	-	-	-	1,446,052
Beneficial conversion feature	-	-	-	-	4,017,729	-	-	-	4,017,729
Proceeds received from private placement	-	-	3,492,047	349	16,074,067	-	-	-	16,074,416
Issue common stock for conversion of warrants	-	-	619,250	62	1,183,966	-	-	-	1,184,028
Warrant liability	-	-	-	-	137,334	-	-	-	137,334
Common stock issued for account payable	-	-	320,449	32	435,457	-	-	-	435,489
Loss on sale of companies	-	-	-	-	(42,576)	-	-	-	(42,576)
Gain on extinguishment of warrant liability	-	-	-	-	(305,358)	-	-	-	(305,358)
Par value adjustment and additional shares issued due to reverse split	-	-	1,414	-	-	-	-	-	-
Currency translation loss	-	-	-	-	-	-	609,656	-	609,656

Net loss	-	-	-	-	-	(31,333,569)	-	163,848	(31,169,721)
Balance as of December 31, 2017	**5,513**	**1**	**12,477,781**	**1,248**	**97,113,723**	**(89,276,117)**	**(450,734)**	**$ -**	**7,388,121**
Stock based compensation	-	-	443,400	44	1,425,639	-	-	-	1,425,683
Conversion of Series E preferred stock	(5,513)	(1)	5,511,543	551	(550)	-	-	-	-
Common stock issued for acquisition of patents	-	-	250,000	25	959,975	-	-	-	960,000
Issue common stock for exercise of warrants	-	-	17,731	2	55,789	-	-	-	55,791
Common stock issuance related to note conversion	-	-	3,819,485	382	3,055,206	-	-	-	3,055,588
Break-up fee - issuance of shares to GBV	-	-	3,000,000	300	2,849,700	-	-		2,850,000
Currency translation gain	-	-	-	-	-	-	15	-	15
Net loss	-	-	-	-	-	(12,814,324)	-	-	(12,814,324)
Balance as of December 31, 2018	**-**	**$ -**	**25,519,940**	**$ 2,552**	**$105,459,482**	**$(102,090,441)**	**$ (450,719)**	**$ -**	**$ 2,920,874**

	For the year ended December 31, 2018	For the year ended December 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES		
Net loss	$ (12,814,324)	$ (31,333,569)
Adjustments to reconcile net loss to net cash (used in) operating activities:		
Depreciation	2,003,695	26,106
Amortization of patents and website	66,017	1,824,162
Loss on sale of companies	-	2,610,784
Gain on debt extinguishment	-	(2,970,313)
Gain on extinguishment of warrant liability	-	(305,358)
Gain on Fortress loan extinguishment	-	(11,940,494)
Realized loss on sale of digital currencies	152,485	-
Change in fair value of warrant liability	(1,699,522)	21,855,723
Impairment of intangible assets	-	2,475,149
Impairment of goodwill	-	228,401
Impairment of mining equipment	2,222,688	-
Stock based compensation	1,425,683	1,976,816
Amortization of debt discount	2,290,028	3,561,109
Warrants exchanged for common stock	-	980,400
Bad debt allowance	6,826	-
Change in fair value of Clouding earnout	-	(1,482,012)
Break-up fee - issuance of shares to GBV	2,850,000	-
Non-controlling interest	-	163,848
Litigation liability	-	2,150,000
Changes in operating assets and liabilities:		
Accounts receivables	-	88,243
Digital currencies	(1,495,402)	-
Litigation liability	(2,150,000)	-
Prepaid expenses and other assets	(371,151)	335,194
Other non current assets	-	201,203
Accounts payable and accrued expenses	(725,594)	(1,253,875)
Net cash used in operating activities	(8,238,571)	(10,808,483)

CASH FLOWS FROM INVESTING ACTIVITIES		
Purchase of digital currencies	1,342,917	-
Acquisition of patents	(250,000)	-
Purchase of property and equipment	(5,251,719)	(7,788)
Net cash used in investing activities	(4,158,802)	(7,788)
CASH FLOWS FROM FINANCING ACTIVITIES		
Payment on note payable	-	(1,273,000)
Proceeds received on issuance of notes payable	-	5,488,693
Proceeds received on private placement	-	16,074,416
Proceeds from warrant purchase	-	17,410
Proceeds received on exercise of warrants	-	141,100
Net cash provided by financing activities	-	20,448,619
Effect of foreign exchange rate changes	15	317,867
Net (decrease) increase in cash and cash equivalents	(12,397,358)	9,950,215
Cash and cash equivalents — beginning of period	14,948,529	4,998,314
Cash and cash equivalents — end of period	$ 2,551,171	$ 14,948,529
SUPPLEMENTAL CASH FLOW INFORMATION		
Cash paid for interest expense	$ -	$ 1,543,925
Cash paid during the year for income taxes	$ -	$ 5,459
Supplemental schedule of non-cash investing and financing activities:		
Issuance of Series D Preferred Stock	$ -	$ 678,713
Conversion of Series B Preferred Stock to common stock	$ -	$ 20
Conversion of Series D Preferred Stock to common stock	$ -	$ 63
Conversion of Series E Preferred Stock to common stock	$ 551	$ -
Warrants converted to Series E preferred stock	$ -	$ 21,525,410
Warrants reclassed to equity	$ -	$ 18,187
Common stock issued for acquisition of patents	$ 960,000	$ -
Common stock issued for note conversion	$ 3,055,588	$ 1,549,803
Restricted stock issuance	$ 44	$ 78
Beneficial conversion feature	$ -	$ 4,017,729
Common stock issued fro account payable	$ -	$ 331,739
Warrants exercised into common shares	$ 55,791	$ -